Exhibit 10.22

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Development Agreement
(hereinafter referred to as "Agreement")

between

Infineon Technologies Austria AG, a corporation duly organized and existing under the laws of Austria and having offices at Siemensstrasse 2, 9500 Villach, Austria

(hereinafter referred to as "Infineon")

and

NEXX Systems, Inc., a corporation duly organized and existing under the laws of the United

States, and having offices at 900 Middlesex Turnpike, Building 6, Billerica, MA 01821-3929,

USA

(hereinafter referred to as "NEXX")

Preamble

WHEREAS, NEXX possesses know-how and expertise with regard to an ECD tool for electroplating deposition processes for applications such as gold and solder wafer bumping, redistribution layers, integrated passives and various MEMS layers;

WHEREAS, Infineon is, inter alia, in the business of semiconductor manufacturing technologies, especially [*];

WHEREAS, Infineon wishes NEXX to and NEXX is ready to develop special tool customizations for Infineon beyond existing NEXX technology, based on the tool platform of NEXX Stratus 5200 (hereafter "Tool Platform"), for [*].

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Now therefore, the Parties agree to enter into the following Agreement:

1.	Definitions

1.1	"Results of Development" shall mean any and all results of development, which NEXX shall provide according to Section 2, including the [*] Device, as defined under Section 2 herein below.

1.2	"DIN" refers to the German Institute for Standardization ("Deutsches Institut fair Normung e. V.") and shall mean the standards developed by it.

1.3	"Acceptance" shall mean the explicit written acknowledgement of Infineon stating that the delivered items comply with the terms and conditions agreed upon between the Parties.

1.4	"Demand for Changes" shall mean a demand of Infineon for changes to requirements of Annex 1, prior to the Acceptance of the Results of Development.

1.5
"Affiliated Companies" shall mean any and all legally separate enterprises which, in relation to each other, are majority owned and majority owning enterprises, dependent and controlling enterprises, members of a group of enterprises, enterprises with cross-shareholdings, or parties to an enterprise agreement. On the part of Infineon Technologies Austria AG, Affiliate shall additionally include Infineon Technologies AG, Mtinchen, Germany and Affiliates of the later.

1.6
"Intellectual Property Rights" shall mean any and all trademarks, patents, utility patents, designs, layout-designs (topographies) of integrated circuits, copyrights and any and all other intellectual property rights. "IPR" shall mean "Intellectual Property Rights".

1.7
"Background IPR" shall mean all Intellectual Property Rights with respect to the subject matter of this Agreement pursuant to Section 2 hereafter, which are owned by one Party or any of its Affiliated Companies on the Effective Date.

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1.8	"Development Work" means any and all development work to be performed by the parties for the "Subject Matter of Agreement" in accordance with Section 2.

2.	Subject Matter of Agreement

NEXX shall carry out the development of especially customized tool features [*], as described in the specification set forth in Annex 1 to this Agreement (hereafter, the "[*] Device") and provide Infineon with the Results of Development for the purpose of Infineon testing and evaluating such Results of Development.

3.	Quality Assurance

3.1
NEXX shall perform any and all development work with qualified personnel. At Infineon's request, NEXX shall provide evidence of qualification for those employees involved in the development work, even if this Agreement does not stipulate any certain qualification. Employees of NEXX who are designated to work on security-relevant tasks shall be subjected to a security check to be agreed upon by Infineon. At Infineon's reasonable request, NEXX shall replace, at its own costs, the employees who appear to be not qualified.

3.2
NEXX shall perform any and all development work diligently and using the most current, state-of-the-art technology. NEXX shall use the methods/processes and tools stipulated in Annex 2 to this Agreement.

3.3
NEXX shall keep Infineon informed of the progress of its work Infineon shall be entitled to acquire information at any time regarding the progress of the project by inspecting any relevant documents (reports, descriptions, listings, manuals, etc.). At Infineon's request, the documents required to that end must be submitted and explained. NEXX shall provide Infineon with the relevant documents on a [*]

3.4
For the purpose of ensuring process and product quality NEXX shall be obliged to establish and implement such quality management system as set forth in Annex 2 to this Agreement. Infineon shall be entitled to carry out quality audits at NEXX' premises in order to verify that the quality management system actually exists and is being implemented.

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3.5
If disagreements should arise between the Parties regarding the content of technical terms and symbols, quality requirements, format requirements, or similar issues, the compliance with the DIN standards in effect at the date of the contract shall be deemed to be agreed.

4.	Infineon's Duty to Cooperate

4.1	Infineon shall provide NEXX in a timely manner with all necessary data and information or shall provide NEXX with the names of suitable information sources.

4.2
NEXX shall perform any and all development work on its premises, unless otherwise stipulated in Annex 1 to this Agreement. If NEXX performs development work on the premises of Infineon, NEXX shall solely use the premises, devices and programs which Infineon has assigned to NEXX and solely in the manner specified by Infineon (e.g. the use of passwords), NEXX shall commit its employees in writing to observe the applicable security and order rules of Infineon and shall inform Infineon about the names of the employees who will have access to Infineon's premises in writing and as soon as possible.

4.3
If NEXX needs specific cooperative efforts from Infineon, it shall demand these in writing and in a timely manner. To the extent that fixed dates for cooperative efforts have already been set, NEXX shall point out such dates in a timely manner. Infineon will perform all obligations to cooperate under this Agreement at its own costs.

4.5
Infineon does not assume any liability for the accuracy, sufficiency or suitability of the use by NEXX of any data or information provided by Infineon. Likewise, Infineon assumes no liability for freedom of access to, or for disruptions of operations at Infineon-owned or for any possible damage resulting from the use thereof. This exclusion of liability does not apply in the event of [*] of Infineon; nor does it apply in the event of tortuous injury to life, body, or health.

4.6
This Section 4 comprehensively regulates the sole and exclusive duties of Infineon to cooperate. Infineon has no further obligation to cooperate. Should Infineon not have complied with any of its obligations in the time stipulated herein or any of the Annexes to this agreement, NEXX shall immediately notify Infineon of such delay in writing. If NEXX fails to thus inform Infineon, NEXX shall be excluded from using such circumstance as a defense.

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5.	Delivery

5.1
NEXX shall deliver the Results of Development to Infineon in accordance with the specification and quantity set forth in Annex 1 to this Agreement and in accordance with the binding time and milestone schedule set forth in Annex 3 to this Agreement.

5.2
Together with the Results of Development, NEXX shall provide Infineon with copies of all scientific or technical documents including drawings and plans established during the development as well as operating instructions if necessary for proper use and the evaluation of the developed results as well as all prototypes. The documents have to be provided to Infineon in writing and in electronic format. NEXX shall explain the Results of Development orally.

5.3
NEXX shall perform any and all development work in accordance with the binding time and milestone schedule set forth in Annex 3 to this Agreement. NEXX shall inform Infineon without delay in writing if a significant delay of the performance becomes foreseeable.

5.4
If NEXX is of the opinion that it is hindered from performing this Agreement due to circumstances of any kind whatsoever, NEXX shall inform Infineon hereof in writing without undue delay. If such hindering circumstances are not attributable to NEXX, the parties shall agree on a reasonable extension of the agreed deadlines. If the parties reach an agreement on a reasonable extension of the agreed deadlines prior to the agreed deadlines, Section 5.3 Sentence 3 shall not apply. If NEXX fails to inform Infineon without undue delay, in writing, NEXX shall be excluded from using the circumstances as a defense.

5.5
NEXX shall announce in writing no later than [*] to the readiness of the Results of Development and shall coordinate the delivery date with Infineon. Delivery shall take place at the location named in Annex 3 to this Agreement. Delivery shall be confirmed in writing.

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6.	Acceptance of the [*] Device/Completion of the Development Work

6.1
Acceptance of the Results of Development will be made and governed by Section 5 of the specification contained in Annex 1 to this Agreement. Any confirmation of Infineon indicating that certain functionalities have been reached shall not impact performance due under this Agreement and shall not be deemed to be an Acceptance.

6.2
Infineon will test and evaluate the Results of Development during a period of [*] as from the date of signature of Final Process Start Up Protocol as further specified in Section 5 of the Annex 1 to this Agreement. The Development Work shall be regarded as being completed successfully once the [*] Device fulfills the specification as per Annex 1 and the Final Acceptance Protocol, as specified in Section 5 of Annex 1 to this Agreement has been mutually signed

7.	Remuneration

Within [*] after the date of mutual signature of this Development Agreement and agreement on related commercial terms Infineon will issue a corresponding purchase order to NEXX.

8.	Demand for Changes

8.1
Infineon is entitled to demand changes, prior to the Acceptance of the Results of Development. NEXX may, in writing, reject Demands for Changes as infeasible, to the extent that they are unacceptable to NEXX due to deficiencies in its performance capabilities; or other valid reasons.

8.2
In the event and to the extent that the implementation of a Demand for Changes should make it necessary to adjust the timetable, NEXX must notify Infineon accordingly. Within [*] from the date such notification is submitted, the Parties shall come to an agreement regarding changes to this Agreement.

9.	Cooperation by the Parties

9.1
NEXX shall follow instructions issued by Infineon under this Agreement insofar as such instructions relate to the subject matter of the performance itself However, Infineon shall not be authorized to issue instructions directly to employees of NEXX.

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9.2
If NEXX is of the opinion that instructions from Infineon issued in accordance with section 9.1, or other circumstances attributable to Infineon, are creating changed work requirements, NEXX shall inform Infineon hereof, in writing and without delay. The parties shall then agree on a reasonable adjustment of the agreed evaluation period as stipulated in Section 6.2.

9.3
Should it become clear to NEXX that documents, data, requirements or any other information or instruction of Infineon are deficient, incomplete, ambiguous, or objectively unsuitable for the performance of the contractual obligations, NEXX shall immediately notify Infineon and submit alternative proposals. Infineon shall, without delay, make decisions on potential alterations, which may arise due to such notices regarding the content of Annex 1 to this Agreement.

9.4
Each party shall designate a project manager who shall be in a position to provide information and to either make decisions or cause them to be made. Should a designated project manager leave the company or be unavailable for a long period oftime, the affected Party shall appoint a new project manager in a timely manner. The project managers are empowered to accept all notifications relating to this Agreement.

9.5
Each party may at certain intervals convene a project meeting at which the project managers and possibly other employees of Infineon and NEXX should be present. At the project meeting a development status report should be prepared, observance of contractual responsibilities should be reviewed, and continuation of the project should be discussed. A record of the project meeting shall be prepared and signed by both parties to this Agreement.

9.6	Declarations by each Party should be sent to the following addresses:

● Infineon:            Infineon Technologies AG
[*]
[*]

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[*]
[*]
Tel.:  [*]
Email: [*]
Fax :  [*]

● NEXX:                NEXX Systems Inc.
[*]
[*]
[*]
[*]
Tel.: [*]
Cell: [*]
Email: [*]
Fax: [*]

Both Parties are obliged, without delay, to notify the other Party of any changes to the addresses and contact numbers listed above.

10.	Subcontractors and Assignment to Third Parties

10.1
NEXX may not subcontract its contractual obligations under this Agreement to freelance workers or other third parties (hereinafter referred to as "Subcontractors") without the prior written consent of Infineon. At Infineon's request, NEXX shall procure evidence of any work permit that may be required for foreign workers. Infineon shall be entitled to request from NEXX termination of said subcontracts at any time and without cause, but in particular in case of facts and circumstances attributable to the Subcontractor if such circumstances would entitle Infineon to terminate this Agreement for cause had they occurred in the relationship between Infineon and NEXX.

NEXX Systems will have the right to use in house engineering or a contractor subject to the stipulations set forth in Section 10.

10.2	Neither Party may assign this Agreement, delegate its obligations or assign its rights thereunder without the prior written consent of the other Party, which consent will not be unreasonably withheld.

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10.3
Notwithstanding the foregoing and without consent of NEXX, Infineon may assign this Agreement, delegate its obligations or assign its rights thereunder to an Affiliated Company of Infineon or to a third party to whom all or substantially all assets of Infineon's business unit performing this Agreement are transferred.

11.	Title and Rights

11.1	Each Party retains title and ownership in and to its Background 1PR.

(a)
Infineon hereby grants to NEXX under its Background IPR the non-exclusive, non-transferable, royalty free right to use same during the term of this Agreement for the purpose of carrying out the Development Work. This right includes the right to have such Background IPR used by a subcontractor;

(b)
NEXX hereby grants to Infineon under its Background IPR the non-exclusive, non-transferable, royalty free right to use same during the term of this Agreement for the purposes set forth in the subsequent sub-paragraphs 11.2 through 11.7.

11.2	(a)
The Results of Development shall be and remain the sole and exclusive property of Infineon, subject to the license grant set forth herein. The Parties agree that any results being general enhancements of the Tool Platform shall be and remain the sole and exclusive property of NEXX. Infineon shall have a [*] license to use or have used such general enhancements of the Tool Platform for the purpose of using the Results of Development within the scope as provided for by this Agreement. NEXX shall have [*] option to license the Results of Development pursuant to a License Agreement to be negotiated between the Parties, provided however, that such option shall not be executed before expiry of a period of [*] as from the date of acceptance of the [*] Device pursuant to section 6. With Infineon's explicit consent, such consent not to be unreasonably withheld, NEXX may execute its foregoing option at any time before expiry of the option period. In case of NEXX executing the aforementioned option the Parties agree to base their negotiations on the following rights and obligations: [*].

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(b)
The parties agree to use [*] efforts to enter into a commercially reasonable license agreement on the terms set forth above. If the parties are unable to complete and execute a license agreement within [*] after written notice from NEXX, then the parties agree to resolve any discrepancies before a single third party mediator selected by the parties within [*] of such notice after the end of such [*] period. Such mediation shall be held and completed within [*] of the notice by NEXX requesting such mediation.

11.3
If protectable inventions or ideas are contained in the Results of Development, Infineon shall, at its sole discretion, be entitled to apply for and register any Intellectual Property Rights thereto in any country in its own name and the Parties shall agree upon the details of such registration and maintenance in a Purchase Agreement.

11.4
NEXX shall ensure in contracts with its employees that the rights per Sections 11.1 to 11.3 above are enjoyed by Infineon exclusively (unless otherwise noted in Sections 11.1 to 11.3) and without time limit, and also that they are not affected by termination of the contracts between NEXX and its employees. NEXX will claim the inventions of its employees without restraints. It is the sole duty of NEXX to pay its employees any compensation, which might be necessary, if applicable, with respect to the rights to which Infineon is entitled to under Section 11.1 through Section 11.3.

11.5
NEXX shall not utilize the Results of Development or parts thereof for other developments or further developments unless Infineon provides its prior written approval, such approval not to be unreasonably withheld.

11.6	NEXX shall ensure and warrants that the Results of Development do not violate any rights of any third parties.

11.7
In case the Parties will not have entered into a Purchase Agreement within a period of [*] after mutual signature of the Final Acceptance Protocol (as defined in Section 5 of the specification contained in Annex 1) NEXX shall have a [*] license to use and have used the Results of Development in any manner it deems suitable provided however, that any use under Infineon's Background IPR, any information, data and know-how of Infineon embodied in the Results of Development would require a prior written license agreement between the Parties.

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12	Warranty and Liability

12.1	Any warranties to be given in the framework of the Parties' cooperation regarding the subject matter according to Section 2 of this Agreement shall be finally stipulated in the Purchase Agreement.

12.2
Any liability of a party with respect to death or injury to any person is subject to and governed by the provisions of the applicable law. Neither party is, however, obliged to compensate for death or personal injury or loss of or damage to property of the other party to the extent such death, injury, loss or damage is covered by insurance(s) of the affected party and such affected party shall not be entitled to recover same from the first party.

12.3
Neither party shall be liable for any indirect or consequential damages of the other party, including loss of profit or interest, under any legal cause whatsoever and on account of whatsoever reason, except where such liability is mandatory by applicable law.

13	Confidentiality, Data Protection and Non-Competition Clause

13.1
NEXX shall treat as confidential its work and the know-how and experience, documents, tasks, business developments, and other information that it acquires from Infineon in the context of this Agreement, as well as the conclusion of this Agreement and the Results of Development, and shall not make them available to third parties other than those mentioned in Section 10.1 and 10.2 for as long as they have not become publicly known or Infineon has not given its prior written approval for such disclosure in an individual ease, and shall use such information only for the purpose intended by this Agreement.

13.2
Documents and other tools provided or created by Infineon may be utilized only for implementation of this Agreement, may be copied or reproduced only for NEXX' own use, and may not be made available to third parties. They shall be returned to Infineon of NEXX's own accord, including any copies thereof, following the termination of this Agreement. Infineon may require a corresponding declaration of completeness.

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13.3
To the extent it is not necessary for NEXX's performance of this Agreement, NEXX shall not, without Infineon's written consent, be authorized to copy, reproduce, or furnish to any third parties Infineon data accessible to NEXX.

13.4
To the extent NEXX must process personal data during its work on the subject matter of this Agreement, it shall observe data protection laws, arrange data security measures with Infineon, and enable Infineon to acquire information regarding compliance with such arrangements.

13.5
NEXX shall impose an obligation corresponding to Sections 13.1 to 13.4 upon those of its employees who are involved in performing this Agreement and on third parties involved in performing this Agreement. At Infineon's demand, NEXX shall be obliged to provide corresponding written proof of such obligation from all persons involved.

13.6	The rights and responsibilities arising in Section 13.1 to 13.5 shall continue in force beyond the term of this Agreement.

14.	Termination

14.1	Infineon and NEXX shall have the right to terminate this Agreement by giving [*]. In case of any termination under this Section 14.1 Sentence 1, Section 11.7 shall apply mutatis mutandis.

14.2
The right to terminate this Agreement for cause shall remain unaffected. Each Party may terminate this Agreement for cause, if, among other items, the other Party (a) becomes insolvent, (b) is the subject to any proceedings seeking relief, reorganization, receivership or rearrangement under any laws relating to insolvency, (c) makes an assignment for the benefit of creditors, or (d) begins the liquidation, dissolution or winding up of its business. Infineon is also entitled to terminate this Agreement for cause, if Infineon has material doubts that NEXX can achieve the development goal of this Agreement. In addition, Infineon may terminate this Agreement for cause, if, among

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other items: (a) NEXX comes under direct or indirect control or direction of any other entity competing with Infineon; (b) NEXX fails to perform development work for a period of [*] (c) NEXX fails to provide Infineon with an acceptable progress report within a [*] (d) NEXX fails to deliver to Infineon any deliverable set forth in the Schedule within [*] of Infineon's written notice to NEXX, of NEXX' failure to deliver in accordance with the schedule; or (e) NEXX is late on its delivery of deliverables set forth in the Schedule by [*].

14.3	In case of termination pursuant to Section 14.2 hereinbefore, Infineon shall have the right to decide at its own free discretion, whether it wants to

(a)
keep all Results of Development including all relating prototypes and documents created pursuant to this Agreement regardless of the state of processing they are in at the time of termination that it has up to the time of termination acquired pursuant to Section 11 hereinbefore, in which case NEXX shall hand over to Infineon all such Results of Development as well as all documents and information in its possession with respect thereto;

(b)	renounce all rights to the Results of Development that it has up to the time of termination acquired pursuant to Section 11 hereinbefore, in which case Section 11.7 shall apply mutatis mutandis.

15.	Dispute Resolution and Applicable Law

15.1
Any and all disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be settled finally and through binding arbitration under the Rules of the International Chamber of Commerce, ICC, Paris (hereinafter referred to as "Rules"), by one arbitrator up to an amount of one million Euro and by three arbitrators beyond an amount of one million Euro, in accordance with the Rules. Arbitration shall take place in Zurich, Switzerland; the procedural law of that jurisdiction shall apply where the Rules are silent. The language to be used in the arbitration proceeding shall be English.

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15.2
This Agreement shall be subject to the substantive law in force in Switzerland without reference to its conflict of law provisions. The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

15.3	Nothing contained herein shall be construed and the Parties hereby waive any and all rights they may have to claim or assert, that Infineon is subject to the jurisdiction of the courts of the USA.

16.	Miscellaneous

16.1	Changes and amendments to this Agreement must be made in writing in order to be valid. Ancillary agreements made orally are invalid. This also applies to revocation of this provision.

16.2	General terms and conditions of NEXX shall not be applicable, even if Infineon has not explicitly objected to them.

16.3
Should any provision of this Agreement be invalid, the validity of the remaining provisions shall remain unaffected. In such case, the respective provision shall be replaced by a valid one approximating as closely as possible the economic purpose of the invalid provision.

16.4	The Annexes to this Agreement are an integral part of this Agreement.

16.5	NEXX and Infineon shall each receive a copy of this Agreement signed by both Parties.

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Villach, date: Infineon Technologies AG	Billerica, date: Sep. 24, 2008 NEXX Systems, Inc. /s/Richard Post CEO

Annexes:

Annex 1:	Tool and Process Specification

Annex 2:	Quality Assurance

Annex 3:	Time Schedule/Milestones/Place of Delivery

Annex 4:	Non-Disclosure-Agreement among Infineon Technologies AG, Germany, Nexx Systems, Inc., USA and Teltec GmbH, Germany

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ANNEX 1 to Development Agreement between NEXX Systems, Inc. and Infineon Technologies Austria AG dated July 28th, 2008

Infineon Technologies Austria AG

Tool and Process Specification

[*]
On Nexx – Stratus S200

by and between

NEXX Systems, Inc., USA
(hereinafter referred to as “NEXX”)

and

Infineon Technologies Austria AG, Austria
(hereinafter referred to as “IFX”)

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Table of Content

1 GENERAL SYSTEM SPECIFICATIONS	4
1.1 System Configuration/ Equipment Type Stratus S200	4
1.1.1Overview of the tool:	4
1.1.2 [*]	4
1.1.3 [*]	6
1.1.4 [*]	6
1.1.5 [*]	7
1.1.2.1 [*]	8
1.1.2.2 [*]	8
1.1.2.3 [*]	8
1.1.2.4 [*]	8
1.1.6 [*]	9
1.1.7 [*]	9
1.1.8 [*]	9
1.1.9 [*]	10
1.2 Software Control System	11
1.2.1 Operation Modes	13
1.3 Hardware of the Control System	14
1.4 Procedure/Description of the Regular Usage	14
1.5 Procedure/Description of the Irregular Usage	14

2 FEEDS AND DRAINS	15
2.1 General	15
2.2 Exhaust Lines	15
2.3 Drains	16
2.4 Feeds/ Internal Pipes	18

3 PROCESS REQUIREMENTS	19
3.1 [*]	19
3.2 [*]	19
3.3 [*]	20
3.3.1 [*]	20
3.3.2 [*]	20
3.3.3 [*]	21
3.4 [*]	21
3.4.1 [*]	21
3.4.2 [*]	21
3.4.3 [*]	21
3.5 [*]	22
3.5.1 [*]	22
3.5.2 [*]	22
3.6 [*]	22
3.7 [*]	22

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4 TECHNICAL REQUIREMENTS	23
4.1 Contamination Specifications	23
4.2 Hardware Specifications	23
4.2.1 [*]	23
4.2.2 [*]	23
4.2.3 [*]	23
4.2.4 [*]	23
4.3 RAM Requirements (Reliability, Availability, Maintainability)	24
4.3.1Production Reliability Quantities	24
4.3.2 [*]	24

5 SCHEDULES AND PROCEDURE OF EQUIPMENT EVALUATION	25
5.1 Shipment Release at the Vendor site	25
5.2 Installation Procedure:	25
5.3 Process acceptance:	26
5.4 Tool Evaluation:	26
5.5 Tool Performance Acceptance:	26

6 SERVICE	27
7 TRAINING	28
8 PARTS AND CONSIGNMENT STOCK	29
8.1 Parts	29
8.2 Consignment Stock	29
9 UPGRADES/UPDATES	29
10 DOCUMENTATION	30
10.1 Documentation for Infineon Technologies	30
10.2 Documentation	30

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Tool Specification for [*]

1           General System Specifications

[*]

1.1           System Configuration / Equipment type Stratus S200

1.1.1           Overview of the tool:

    [*]

1.1.2           Layout of dimensioning

    [* Two pages omitted]

1.1.3           [*]

    [*]

1.1.4           [*]

    [*]

1.1.5           [*]

    [*]

    1.1.2.1                      [*]

                      [*]

    1.1.2.2                      [*]

                      [*]

    1.1.2.3                      [*]

                      [*]

    1.1.2.4                      [*]

                      [*]

1.1.6           [*]

    [*]

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1.1.7           [*]

    [*]

1.1.8           [*]

    [*]

1.1.9           [*]

    [*]

1.2           Software Control System

[* Two pages omitted]

1.2.1           Operation Modes

a.	Automatic Mode

[*]

b.	Manual Mode

[*]

1.3           Hardware of the Control System

[*]

1.4           Procedure/Description of the Regular Usage

[*]

1.5           Procedure/Description of the Irregular Usage

[*]

2           Feeds and Drains

2.1           General

[*]

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2.2           Exhaust Lines

[*]

2.3           Drains

[* Two pages omitted]

2.4           Feeds / Internal Pipes

[*]

3           Process Requirements

3.1          [*]

[*]

3.2          [*]

[*]

3.3          [*]

3.3.1           [*]

    [*]

3.3.2           [*]

    [*]

3.3.3           [*]

    [*]

3.4          [*]

3.4.1           [*]

    [*]

3.4.2           [*]

    [*]

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3.4.3           [*]

    [*]

3.5           [*]

3.5.1           [*]

    [*]

3.5.2           [*]

    [*]

3.6           [*]

 [*]

3.7           [*]

 [*]

4           Technical Requirements

4.1           Contamination Specifications

[*]

4.2           Hardware Specifications

4.2.1           [*]

    [*]

4.2.2           [*]

    [*]

4.2.3           [*]

    [*]

4.2.4           [*]

    [*]

4.3           RAM-Requirements (Reliability, Availability, Maintainability)

[*]

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.3.1           Production Reliability Quantities

    [*]

4.3.2           [*]

    [*]

5           Schedules and Procedure of Equipment Evaluation

5.1           Shipment Release at the Vendor site

[*]

5.2           Installation Procedure

[*]

5.3           Process acceptance

[*]

5.4           Tool Evaluation

[*]

5.5           Tool Performance Acceptance

[*]

6           Service

•	Service location: Germany (TELTEC semiconductor technic GmbH, 74535 Mainhardt, Germany)

•
NEXX guarantees at least to support with one engineer onsite covering both service and process onsite during the evaluation period. For the remaining warranty period NEXX guarantees to support with one service engineer onsite within 24 hours from the time of initial notification by Infineon,

•	Regular technical support available: Monday to Friday from 8 am - 5 pm (8 hrs a day). Public holidays excluded. During vacations NEXX/Teltec team will provide secondary coverage.

•	Telephone support is 24x7

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•
When additional technical support is required NEXX guarantees an on site support at the premises of IFX within 24 hours from-the time of initial notification by TX For this purpose NECX will establish an on-call service for urgent cases enabling IFX to obtain a phone support even outside normal working hours respectively during weekends and public holidays.

•	NEXX will provide a staffing level necessary to maintain the tool to the performance levels as defined in the Tool and Process Specification.

•	In case the specifications are not met, the NEXX team has to provide full service and process support to solve the problems.

•	Staff changes should be avoided if possible and if necessary should be notified in writing at least one week in advance.

•	If on-site engineer has nothing to do for more than 24 hours he may leave the site but has to return within 24 hours after notification.

7           Training

The cost for [*] training credits (1 credit = 1 person/day) at Nexx Billerica/MA has to be fully covered by [*]. Training credits are at least [*] valid. All travel expenses are the responsibility of [*].

8           Parts and Consignment Stock

8.1           Parts

 [*]

8.2           Consignment Stock

 [*]

9           Upgrades/Updates

•
NEXX agrees to advise IFX in writing of any corrected version, redesign or technical enhancement on hard- and software (“Updates and/or Upgrades”) that are available at NEXX within [*] of the release. This notification will include all applicable drawings, documentation and evaluation data detailing the impact of the change to IFX.

•	Upgrades / updates which are necessary to meet agreed conditions are available [*]. This applies also, after the expiration of the warranty.

•	All operation software upgrades / updates will be delivered [*] during the evaluation and warranty periods.

•	All Updates and Upgrades are subject to approval by IFX prior to installation.

•	During the warranty period all Upgrades and Updates available at NEXX will be provided to Infineon [*].

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10           Documentation

10.1        Documentation for Infineon Technologies

Latest and complete technical documentation in English have to accompany the delivery of the equipment (installation manuals as soon as possible before delivery) in clean room paper and in digital version.

Documentation to contain at:

•
Installation manuals including work space requirements, charging / equipment supply, additional equipment, constructional work, necessary discharging equipment, lifting gear, safety equipment required for the installation of the equipment.

•	system built schedule

•	system installation schedule

•	technical data sheet/equipment master data

•	function descriptions

•	operating instructions

•	program description

•	process description

•	flow diagram

•	connection diagrams

•	installation diagrams

•	[*]

•	[*]

•	[*]

•	cleaning plans

•	maintenance instructions

•	trouble-shooting guide

•	stock list with available parts and notification of delivery time

•	training instructions (for process, service and operator) and training program

Data medium: 1 set on clean room paper, 1 set CD ROM and Autocad viewer free of charge

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.2        Documentation

During the lifetime of the equipment the documentation will be updated immediately with the hard- or software changes, so that it is possible to order without problems spare parts at any time.

Specification acceptance: Infineon Technologies AG, Germany /s/ Michael Melzl Name: Michael Melzl Date: 18/09/08	Nexx Systems, Inc., USA /s/ David Volfson Name: David Volfson Product Manager 9-12-08

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 2 to Development Agreement between NEXX Systems, Inc. and Infineon Technologies Austria AG dated July 28th, 2008

PRODUCT QUALITY POLICY Document CD-QU-1003 Revision A.2 – July 30, 2008

NEXX Product Quality Policy Deliver on time quality products that meet customer expectations.

Management Responsibility
Quality Policy
NEXX’s Quality Policy is to "Deliver on time quality products that meet customer expectations."  NEXX's management with executive responsibility has defined and documented this policy for quality so that it is relevant to NEXX's organizational goals and the expectations and needs of our customers.  NEXX supervisors are responsible for ensuring that this policy is understood at all levels of the organization.  All NEXX employees are responsible for implementing and maintaining this policy at all levels of the organization.  One of the ways in which NEXX monitors its performance of the Quality Policy is via metrics, which measure, for example, on-time delivery of product to our customers and the rate of return of nonconforming product from customers.

Organization:  Responsibility and Authority
The responsibility, authority, and the interrelation of personnel who manage, perform, and verify work that affects quality is defined and documented in this Quality Manual as well as in procedures and work instructions.  This is the case particularly for personnel who need the organizational freedom and authority to:

a)	initiate action to prevent the occurrence of any nonconformities relating to product, process, and quality system;

b)	identify and record any problems relating to the product, process, and quality system;

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

c)	initiate, recommend, or provide solutions through designated channels;

d)	verify the implementation of solutions;

e)	control further processing, delivery, or installation of nonconforming product until the deficiency or unsatisfactory condition has been corrected.

Organization:  Resources
NEXX identifies resource requirements and provides adequate resources, including the assignment of trained personnel, for management, performance of work, and verification activities including internal quality audits.

Organization:  Management Representative
NEXX's management with executive responsibility has appointed a member of NEXX's own management who, irrespective of other responsibilities, has defined authority for

a)	ensuring that a quality system is established, implemented, and maintained in accordance with the requirements of our customers.

b)	reporting on the performance of the quality system to NEXX's management for review and as a basis for improvement of the quality system.

Management Review
NEXX's management with executive responsibility reviews the quality system at defined intervals sufficient to ensure its continuing suitability and effectiveness in satisfying the requirements of our customers and NEXX's stated quality policy and objectives.

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 3 to Development Agreement between NEXX Systems, Inc. and Infineon Technologies Austria AG dated July 28th, 2008

mile-' stone	deliverables	action	completed latest
MO.1	[*]	[*]	[*]
MO.2	[*]	[*]	[*]
M1.1	[*]	[*]	[*]
M1.2	[*]	[*]	[*]
M2	[*]	[*]	[*]
M3	[*]	[*]	[*]
M4	[*]	[*]	[*]
M5	[*]	[*]	[*]
M6	[*]	[*]	[*]
M8.5	[*]	[*]	[*]
M8.9	[*]	[*]	[*]
M9	[*]	[*]	[*]
M10	[*]	[*]	[*]

[*]
The successful completion of the above listed milestone deliverables is subject to due fulfillment of all stipulations set forth in the Development Agreement dated July 28th, 2008 and corresponding “Tool and Process Specification” (Annex 1).

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX 4 to Development Agreement between NEXX Systems, Inc. and Infineon Technologies Austria AG dated July 28th, 2008

Non-Disclosure Agreement
between
Infineon Technologies SC300 GmbH & Co. KG,
Postfach 10 09 40, 01076 Dresden
- referred to below as the "company"-

and

NEXX Systems
90 Industrial Way
Wilmington MA 01887-4610, USA
- referred to below as the "NEXX" –

and

TELTEC
Semiconductor Technic GmbH
Am Moosbach 6
74535 Mainhardt, Germany
- referred to below as the 'TELTEC"-

- in the following jointly referred to as "parties"-

Preamble

In the course of the business relationship aspired to or entered into by both parties, confidential information which would not normally be made accessible to third-parties may be exchanged directly or indirectly.

In order to regulate the questions associated with this, the parties agree the following:

Definitions:

1.           "Confidential information" in the sense of this agreement is the documents, knowledge and possibly samples which the parties exchange in the context of the purpose stated above and that which, insofar as in writing or in another form, is marked as "confidential" or designated in a similar fashion, or, insofar as transmitted verbally, which is announced as or ought to be recognised as confidential or which has been recorded in a correspondingly labeled protocol.

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.           "Strictly confidential information" in the sense of this agreement is the documents, knowledge and possibly samples which the parties exchange in the context of the purpose stated above and which is to be kept secret in a particular way extending above and beyond the normal extent of the business relationship, and which, insofar as in writing or in another form, is marked as "strictly confidential" or designated in a similar fashion, or, insofar as transmitted verbally, which is announced as or ought to be recognised as strictly confidential or which has been recorded in a correspondingly labeled protocol.

3.           "Affiliate" shall mean Subsidiaries of the Parties hereto and Parent Companies of the Company and their Subsidiaries.

"Subsidiary" shall mean a corporation, company or other entity more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, or which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly by a Party hereto. ProMos, a Taiwanese Joint Venture, in which Infineon Technolgies AG holds less than 50% interest, shall be deemed a Subsidiary of Infineon Technologies AG for the purpose of this agreement.

"Parent Company" shall mean a corporation company or other entity which, now or hereafter, owns or controls, directly or indirectly at least forty-nine percent (49%) of the Company's outstanding ownership interest representing the right to make the decisions for the Company.

4.           "Third parties" are all legal entities and natural persons - including the employees of both parties - for whom the aforesaid documents, objects or information were handed over for fulfilment of the purpose, but do not necessarily need to have knowledge of the documents, objects or information.

Treatment of confidential information

5.           With regard to information obtained from the other party in the aforesaid context, both parties are obliged to:
•	only convey it to their own employees or to employees of Affiliates who have a justifiable requirement for this information,
•
only use it for the purposes for which it was provided and, as with own operating secrets, not to make it available to third-parties - including after the period of cooperation has ended - as long as and insofar as it:

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

a)	was not already known to the recipient beforehand without the obligation of secrecy, or
b)	is or becomes generally known without the recipient being responsible for this, or
c)	is notified or transmitted to the recipient by a third-party without an obligation of secrecy, or
d)	was independently developed by the recipient in a manner that can be demonstrated, or
e)	must be disclosed to official bodies on account of legal regulations, or
f)	has been released for disclosure by the issuing party in writing.

6.           The parties are obliged to undertake all the measures necessary to ensure confidentiality and secrecy. In particular, this includes appropriate safekeeping of all documents, objects and information.

Treatment of strictly confidential information

7.           In the case of strictly confidential information, both parties are likewise obliged to fully comply with the obligations described in Paragraphs 5 and 6 for confidential information.

8.           Both parties will nominate a technical co-ordinator to monitor and control the exchange of strictly confidential information as defined in section 2. This co-ordinator is not required for the monitoring of confidential information as defined in section 1.

The technical co-ordinator for Company is: Andre Schenk
Tel.:    [*]
Fax.:    [*]

The technical co-ordinator for NEXX / TELTEC is:
Tel.:
Fax.:

In case the technical co-ordinator changes, the party concerned will immediately notify the other party's technical co-ordinator of this change in writing.

9.           In addition to the requirements for confidential information, strictly confidential information may only be exchanged together with a transfer protocol to be signed by both technical coordinators. All transfer protocols for strictly confidential information must be submitted to both technical co-ordinators no more than 30 days after the transfer was made.

10.           Both parties reserve the right to refuse to accept strictly confidential information transmitted in accordance with this agreement before such is transmitted.

Further provisions to the treatment of information

11.           It is neither permitted to otherwise pass on or duplicate documents, nor to notify or exploit their contents, unless express approval has been received beforehand in writing.

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Any such written approval is limited to individual, specific cases.

12.           All information remains the property of the issuing party. The parties will derive no rights whatsoever, particularly no rights of prior use, with regard to proprietary rights registrations, to inventions or other protected intellectual property from knowledge acquired from the information, documents etc. transmitted to them by the other party.

Termination of the agreement

13.           This agreement enters force upon the date the last party signs this Agreement and runs for an initial three-year period. Once this period ends, this agreement is extended automatically by one year in each case, unless terminated in writing by one of the parties at 3 months notice. The obligations concerning the treatment of confidential and strictly confidential information entered into under this agreement remain in force after this agreement has been terminated for 5 years in the case of confidential information and for 10 years in the case of strictly confidential information.

14.           Return of documents
When this agreement ends, the parties will hand over all documents (printed matter and computer data) which they have received from/prepared for the other party in this context, including any duplicates made. Both parties likewise expressly confirm that all data prepared and stored by them in this context will be deleted. No right of withholding exists.

Other provisions

15.           This agreement and the individual rights and obligations derived from it may not be assigned to a third-party without the prior written approval of the other party. Approval may only be refused for an important reason. However, such an approval is not required for assigning this agreement or the individual rights and obligations derived from it to an Affiliate of Company, or to a third-party to which Infineon Technologies Dresden GmbH & Co. OHG contributes the complete assets or a significant proportion thereof.

16.           Both parties expressly confirm that they will subject their employees and (after the other party's agreement to deploy a sub-contractor) such sub-contractors deployed to the aforesaid obligations and commitments, and to have compliance with this confirmed accordingly and, on request, to present evidence of this.

17.           It is forbidden to take photographs and to film at the operating premises and inside the buildings of either party.

18.           Publications and advertisements associated with the execution of this agreement require the prior approval in writing of the other party.

19.           All disputes arising out of or in connection with the present Agreement, including any question regarding its existence, validity or termination, shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce, Paris ("Rules") by three arbitrators in accordance with the said Rules.

[ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The seat of arbitration shall be Zurich, Switzerland. This agreement is subject to applicable German law.

The language to be used in the arbitration proceeding shall be English.

20.           All changes and supplements to this agreement must be in written form to be legally effective. This requirement of form can only be waived in writing.

21.           This Agreement represents the complete and total agreement between the parties hereto regarding the subject matter hereof.